UNITED STATES
SECURITIES ANE EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: January 26, 2004

THE DIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	51-0374887
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
15501 NORTH DIAL BOULEVARD
SCOTTSDALE, ARIZONA	85260-1619
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code (480) 754-3425.

Item 7. Exhibits

(c)	Exhibits

99.1 Press Release of the Company dated January 26, 2004.

99.2 Press Release of the Company dated January 16, 2004.

Item 12. Results of Operations and Financial Condition.

On January 26, 2004, Dial issued a press release relating to its financial results for the fourth quarter ended December 31, 2003 and full year 2003. A copy of the press release is attached as Exhibit 99.1. The Company is furnishing this 8-K pursuant to Item 12, “Results of Operations and Financial Condition.”

Dial previously announced in a press release dated January 16, 2004, that it will not host a conference call to discuss these reported financial results. A copy of the press release is attached as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation
January 26, 2004

/s/ Conrad A. Conrad
Conrad A. Conrad
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of the Company dated January 26, 2004.
99.2	Press Release of the Company dated January 16, 2004.